UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2013

Gold Hill Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53627	88-0492010
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3751 Seneca Ave., Pahrump, NV		89048
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (775)-751-6931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 15, 2013, we entered into a binding Letter of Intent (“LOI”) with Wayne Good and other existing stockholders, 100% of the outstanding capital stock of Accurate Locators, Inc. an Oregon corporation located in Gold Hill, Oregon and Imaging Locators, Inc. a Nevada corporation located in Pahrump, Nevada (collectively, the “Good Entities”), and various intellectual property and Micro Gold claim by Murphy Creek, Oregon owned by Wayne Good and the Good Entities (collectively “Good Holdings”) (the “Acquisition”).

At the closing of the Acquisition Agreement (the “Closing”), Gold Hill Resources will issue approximately 29,732,000 restricted shares of its common stock (the “Good Shares”) to the existing stockholders of Good Holdings prior to the Closing (collectively, the “Existing Stockholders”). The Good Shares issued to the Existing Stockholders will represent approximately 95% of the issued and outstanding shares of common stock of Gold Hill Resources on a fully diluted basis immediately following the Acquisition excluding any amounts of capital raised by Gold Hill Resources prior to Closing. In exchange for the Good Shares issued to the Existing Stockholders, the Existing Stockholders will transfer and/or contribute to Gold Hill Resources 100% of the outstanding capital stock of Good Holdings (the “Good Holdings Stock”)

The LOI is included as Exhibits 10.1 to this Current Report and the discussion of such document set forth herein is qualified in its entirety by reference to such exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Letter of Intent Accurate Locators.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLD HILL RESOURCES, INC.

Date: April 18, 2013	By:	/s/ Eric Stoppenhagen
Name: Eric Stoppenhagen
Title: Chief Financial Officer